Exhibit 23.1


                 [Letterhead of Price Waterhouse LLP]



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998 appearing or incorporated by reference in Young & Rubicam Inc.'s Registration Statements on Form S-1 (No. 333-46929 and No. 333-52395). We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which also appear or are incorporated by reference in such Registration Statements on Form S-1.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
New York, New York
June 24, 1998